EXHIBIT 4.4


          AMENDMENT NO. 2 dated as of February 10, 1995 (this "Amendment"), among Doskocil Companies Incorporated, a Delaware corporation (the "Borrower"), the financial institutions parties hereto (the "Lenders") and Chemical Bank, a New York banking corporation, as agent for the Lenders (in such capacity, the "Agent") and as fronting bank (in such capacity, the "Fronting Bank").

          PRELIMINARY STATEMENTS. (1) The Borrower, the Lenders, the Agent and the Fronting Bank have entered into the Credit Agreement dated as of May 25, 1994 (as amended pursuant to the Amendment No. 1 ("Amendment No. 1") dated as of November 2, 1994, the "Credit Agreement") and have agreed to further amend the Credit Agreement as hereinafter set forth.

          (2) Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

          In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

          SECTION 1.  Amendment of the Credit Agreement.  The
Credit Agreement is hereby amended as follows:

          (a) The definition of "Consolidated Interest Expense Coverage Ratio" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the second sentence thereof and substituting the following therefor: "For purposes of calculating the foregoing ratio only, there shall be added to EBITDA for the fourth fiscal quarter of the fiscal year ending December 31, 1994, nonrecurring or extraordinary cash provisions for the restructuring of the Borrower's and Foodservice Corp.'s operations after the Closing Date to the extent such cash charges were deducted in determining Net Income for such fiscal quarter, provided that the amount of such cash charges so added to EBITDA shall not exceed an aggregate amount equal to $6,000,000.".

          (b) Section 7.06 of the Credit Agreement is hereby amended to add the following proviso at the end thereof:
"provided, further, that, notwithstanding anything to the contrary contained in this Agreement, the Borrower may purchase common stock from any shareholder owning less than 100 shares of such common stock for a purchase price that does not exceed $500,000 in the aggregate for all such purchases".

          (c) Section 7.14 of the Credit Agreement is hereby amended as follows:

          (i) by deleting the amount "$16,000,000" opposite the year 1995 and substituting in lieu thereof the amount
     "$25,100,000";

          (ii) by deleting the proviso thereto and substituting in lieu thereof the following: "provided that (a) commencing with the fiscal year 1996, up to $5,000,000 of any such amount not so expended in the fiscal year for which it is permitted above may be carried forward for expenditures into succeeding fiscal years and (b) the maximum amount of permitted expenditures in any fiscal year including any carry-forward shall in no event exceed $25,000,000"; and

          (iii) by adding the following two sentences at the end thereof: "For purposes of the foregoing, Capital Expenditures which the Borrower and its Subsidiaries have committed to make during the 1995 fiscal year but which are actually made in subsequent fiscal years shall be deemed to have been made in the 1995 fiscal year and not in the subsequent fiscal year in which such expenditures are actually made. Concurrently with the delivery of the Borrower's annual audited financial statements to the Lenders, the Borrower shall deliver to the Agent an officer's certificate certifying the amount of Capital Expenditures which the Borrower and its Subsidiaries have committed to make during the 1995 fiscal year but which will actually be made in subsequent fiscal years."

          (d) Section 7.16 of the Credit Agreement is hereby amended to delete the following lines from the table set forth therein:

     From and Including:      To and Including:     Ratio:

     January 1, 1995          June 30, 1995         2.25 to 1.00

     July 1, 1995             January 4, 1997       2.50 to 1.00

and to substitute in lieu thereof the following:

     From and Including:      To and Including:     Ratio:

     January 1, 1995          December 30, 1995     2.00 to 1.00

     December 31, 1995        January 4, 1997       2.50 to 1.00

          (e) Section 7.16 of the Credit Agreement is hereby further amended to add the following proviso at the end thereof:
"provided, that, solely for purposes of determining compliance with Sections 7.01(f)(vii), 7.01(j) and 7.05(d)(viii), the Consolidated Interest Expense Coverage Ratio of 2.00 to 1.00 during the period set forth above from and including January 1, 1995 to and including December 30, 1995 shall be replaced by a minimum Consolidated Interest Expense Coverage Ratio of (i) 2.25 to 1.00 during the period from and including January 1, 1995 to and including July 1, 1995 and (ii) 2.50 to 1.00 during the period from and including July 2, 1995 to and including December 30, 1995."

          SECTION 2. Amendment to Special Credit to Excess Cash Flow. Notwithstanding the calculation of the "Special Excess Cash Flow Credit Amount" described in the first sentence of
Section 2 of Amendment No. 1, the parties hereto agree that, for purposes of the second sentence of Section 2 of Amendment No. 1, the Special Excess Cash Flow Credit Amount shall be determined following the end of the 1995 fiscal year and shall be an amount equal to (i) $15,000,000 minus (ii) the amount by which Capital Expenditures made or committed to be made by the Borrower and its Subsidiaries in such 1995 fiscal year exceeds $18,000,000.

          SECTION 3.  Representations and Warranties.  The
Borrower represents and warrants to each of the Lenders, the Agent and the Fronting Bank that:

          (a) This Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (b) Before and after giving effect to this Amendment, the representations and warranties set forth in Article IV of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) Before or after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

          SECTION 4. Condition to Effectiveness. The amendments to the Credit Agreement set forth in this Amendment shall become effective as of the date first above written when the Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders.

          SECTION 5. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby.

          SECTION 6.  Applicable Law.  THIS AMENDMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

          SECTION 7.  Counterparts.  This Amendment may be
executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

          SECTION 8. Expenses. The Borrower agrees to reimburse the Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Sidley & Austin, counsel for the Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                         DOSKOCIL COMPANIES INCORPORATED


                         By:(Bryant P. Bynum)
                              Name: Bryant P. Bynum
                              Title: V.P. & Treasurer


                         CHEMICAL BANK, individually, as Agent,
                          and as Fronting Agent


                         By:(C. C. Wardell)
                              Name: C. C. Wardell
                              Title: Manageing Director


                         BANQUE PARIBAS


                         By:(Mei Wan Tong)
                              Name: Mei Wan Tong
                              Title: Group Vice President


                         By:(Rosemary Davis)
                              Name: Rosemary Davis
                              Title: Assistant Vice President


                         BANQUE FRANCAISE du COMMERCE EXTERIEUR


                         By:(David Lerner)
                              Name: David Lerner
                              Title: Asst. Vice President


                         CREDIT LYONNAIS


                         By:(Raymond Whiteman)
                              Name: Raymond Whiteman
                              Title: Vice President


                         FIRST BANK NATIONAL ASSOCIATION


                         By:(Jeffrey R. Torrison)
                              Name: Jeffrey R. Torrison
                              Title: Vice President


                         FIRST NATIONAL BANK OF BOSTON


                         By:(Peter R. White)
                              Name:  Peter R. White
                              Title:  Managing Director


                         GIROCREDIT BANK


                         By:(Patricia Hogan)
                              Name: Patricia Hogan
                              Title: Vice President


                         HELLER FINANCIAL, INC.


                         By:(James D. Young)
                              Name: James D. Young
                              Title: Vice President


                         HARRIS TRUST AND BANKING


                         By:(Edward Boyd Jones)
                              Name: Edward Boyd Jones
                              Title: Vice President


                         LONG TERM CREDIT BANK OF JAPAN


                         By:(Armund J. Schoen, Jr.)
                              Name: Armund J. Schoen, Jr.
                              Title: Vice President and
                                     Deputy General Manager


                         THE MITSUBISHI TRUST AND BANKING
                          CORPORATION


                         By:(Patricia Loret de Mola)
                              Name: Patricia Loret de Mola
                              Title: Senior Vice President


                         NATIONSBANK OF TEXAS, N.A.


                         By:(Susan Ray)
                              Name:  Susan Ray
                              Title:  Vice President


                         RESTRUCTURED OBLIGATIONS BACKED BY
                          SENIOR ASSETS


                         By:____________________________________
                              Name:
                              Title:



ACKNOWLEDGED BY:

WILSON FOODS CORPORATION


By:(Bryant P. Bynum)
     Name: Bryant P. Bynum
     Title: V.P. & Treasurer


STOPPENBACH, INC.


By:(Bryant P. Bynum)
     Name: Bryant P. Bynum
     Title: V.P. & Treasurer


CONCORDIA FOODS CORPORATION


By:(Bryant P. Bynum)
     Name: Bryant P. Bynum
     Title: V.P. & Treasurer


PAFCO IMPORTING COMPANY, INC.


By:(Bryant P. Bynum)
     Name: Bryant P. Bynum
     Title: V.P. & Treasurer


NATIONAL SERVICE CENTER, INC.


By:(Bryant P. Bynum)
     Name: Bryant P. Bynum
     Title: V.P. & Treasurer




DIXIE FOODS COMPANY


By:(Bryant P. Bynum)
     Name: Bryant P. Bynum
     Title: V.P. & Treasurer


SHREVEPORT FOODS COMPANY


By:(Bryant P. Bynum)
     Name: Bryant P. Bynum
     Title: V.P. & Treasurer



DOSKOCIL SPECIALTY BRANDS COMPANY
(formerly International Multifoods
 Foodservice Corp.)


By:(Bryant P. Bynum)
     Name: Bryant P. Bynum
     Title: V.P. & Treasurer